SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials	☐ Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
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THE FIRST AMERICAN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 3, 2002

Dear Fellow Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders at 2:00 p.m., Pacific Time, on Thursday, May 9, 2002, at the executive offices of The First American Corporation, located at 1 First American Way, Santa Ana, California. We have included a map and directions to our executive offices on the inside back cover of the proxy statement.

With this letter, we are including the notice for the Annual Meeting, the proxy statement, the proxy card and our 2001 annual report. We have written our proxy statement in jargon-free “plain English.” We hope you find its simplified format helpful and we welcome your comments.

We have made arrangements for you to vote your proxy over the Internet or by telephone, as well as by mail with the traditional proxy card. The proxy card contains instructions on these methods of voting.

Your vote is important. Whether or not you plan on attending the Annual Meeting on May 9, we hope you will vote as soon as possible.

Thank you for your ongoing support of and continued interest in The First American Corporation.

D.	P. Kennedy

Ch	airman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held on May 9, 2002

The Annual Meeting of Shareholders of The First American Corporation, a California corporation, will be held at 2:00 p.m., Pacific Time, on Thursday, May 9, 2002, at the executive offices of The First American Corporation, located at 1 First American Way, Santa Ana, California, for the following purposes:

1.	To elect 13 persons to serve on our board of directors for the next year.

2.
To approve an amendment to The First American Corporation 1996 Stock Option Plan that would increase by 3,000,000 the number of Common shares that may be issued pursuant to stock options to be awarded under that plan in the future.

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on March 29, 2002, are entitled to notice of the meeting and an opportunity to vote.

It is hoped that you will be present at the meeting to vote in person. However, if you are unable to attend the meeting and vote in person, please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by mail. For specific instructions, please refer to the questions and answers commencing on page 2 of the proxy statement and the instructions on the proxy card.

Ma	rk R Arnesen
Sec	retary

Santa Ana, California
April 3, 2002

PROXY STATEMENT
Solicitation of Proxies by the Board of Directors

Our board of directors is soliciting proxies from holders of our common shares for use at the annual meeting of our shareholders to be held on May 9, 2002, at 2:00 p.m., Pacific Time. The meeting will be held at the executive offices of The First American Corporation, located at 1 First American Way, Santa Ana, California. We have included a map and directions to our executive offices on the inside back cover of the proxy statement for your convenience.

The approximate date on which this proxy statement and the enclosed proxy card, notice of annual meeting, chairman’s letter and 2001 annual report were first mailed to our shareholders is April 10, 2002.

The Securities and Exchange Commission requires portions of certain documents to be written in “plain English.” The “plain English” rules set forth guidelines for preparing written documents without using confusing legal and technical language. Although the SEC rules do not require proxy statements to be written in “plain English,” we have decided to write parts of our proxy statement that way. We want you to have access to information about us in a direct and understandable way. We feel there is no need to sort through complex legal language that adds little to an understanding of who we are and where we are headed.

In furtherance of this goal, the remainder of this proxy statement has been divided into three sections. You should read all three sections.

I.	Questions and answers: This section provides answers to a number of frequently asked questions.

II.	Proposals to be voted on: This section provides information relating to the proposals to be voted on at the shareholders’ meeting.

III.	Required information: This section contains information that is required by law to be included in this proxy statement and which has not been included in Sections I or II.

I.    QUESTIONS AND ANSWERS

Why have I been sent these proxy materials?

Our board of directors has sent you this proxy statement and the accompanying proxy card to ask for your vote, as a shareholder of First American, on certain matters that will be voted on at the annual meeting.

What matters will be voted on at the meeting?

•	the election of 13 individuals to serve as directors of our company for the next year;

•
the approval of an amendment to The First American Corporation 1996 Stock Option Plan that would increase by 3,000,000 the number of Common shares that may be issued pursuant to stock options to be awarded under that plan in the future; and

•	any other business properly raised at the meeting.

At the time this proxy statement was printed, our board of directors did not know of any other matters to be voted on at the annual meeting.

Who may attend the annual meeting?

All shareholders of First American.

Who is entitled to vote?

Shareholders of record as of the close of business on March 29, 2002, the record date, or those with a valid proxy from a bank, brokerage firm or similar organization that held our shares on the record date.

Who is a shareholder of record?

A shareholder of record is a person or entity whose name appears as an owner of one or more shares of our common stock on the records of our transfer agent as of its close of business on the record date.

How many shares are entitled to vote at the meeting?

As of the record date 70,867,459 of our common shares, par value $1.00 per share, were issued, outstanding and entitled to vote at the meeting.

How many votes do I have?

Each common share is entitled to one vote. However, if cumulative voting applies for the election of directors, you will be entitled to cast more than one vote for each nominee.

How many votes are needed to elect each director?

Those candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, will be elected directors.

How many votes are needed to approve the proposed amendment to the 1996 Stock Option Plan?

The approval of more than 50% of the shares entitled to vote that attend the meeting in person or by proxy is required to approve the proposed amendment to The First American Corporation 1996 Stock Option Plan.

What does it mean to cumulate a vote?

In elections for directors, California law provides that a shareholder, or his or her proxy, may cumulate votes. That is, each shareholder has a number of votes equal to the number of shares owned, multiplied by 13 (the number of directors to be elected), and the shareholder may cumulate such votes for a single candidate, or distribute such votes among as many candidates as he or she deems appropriate. However, a shareholder may cumulate votes only for a candidate or candidates whose names have been properly placed in nomination prior to the voting, and only if the shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes for the candidates in nomination. Unless you give different instructions, your proxy gives discretionary authority to the appointees to vote your shares cumulatively. Cumulative voting does not apply to any proposal other than the election of directors.

Who are the board nominees?

The 13 nominees are:

Gary J. Beban	Lewis W. Douglas, Jr.	Frank E. O’Bryan	Virginia M. Ueberroth
J. David Chatham	Paul B. Fay, Jr.	Roslyn B. Payne
Hon. William G. Davis	D. P. Kennedy	D. Van Skilling
James L. Doti	Parker S. Kennedy	Herbert B. Tasker

All of the nominees are currently board members. See pages 7 through 9 for biographical information regarding the nominees.

How do I vote?

You can vote on matters that properly come before the meeting in one of four ways:

You may vote by mail.

You do this by signing and dating the proxy card and mailing it in the enclosed, prepaid and addressed envelope within the required time. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote by telephone.

You do this by following the instructions accompanying the proxy card. If you vote your proxy by telephone, you do not have to mail in your proxy card. Some shareholders may not be able to vote their proxy by telephone.

You may vote on the Internet.

You do this by following the instructions accompanying the proxy card. If you vote your proxy on the Internet, you do not have to mail in your proxy card. Some shareholders may not be able to vote their proxy on the Internet.

You may vote in person at the meeting.

You can vote in person at the meeting. However, if you hold your shares in street name (in the name of a bank, broker or some other nominee), you must request and receive a legal proxy from the record owner prior to the meeting in order to vote at the meeting.

What happens if I sign and return my proxy card, but don’t mark my votes?

D. P. Kennedy, Parker S. Kennedy or Mark R Arnesen, our chairman, president and secretary, respectively, will vote your shares in their discretion as proxies.

Can I revoke my proxy?

You have the power to revoke your proxy at any time before the polls close at the meeting. You may do this by:

•	signing and returning another proxy with a later date;

•	submitting written notice of your revocation to our secretary at our mailing address on the cover page of this proxy statement;

•	voting your proxy by telephone or on the Internet (only your latest proxy is counted); or

•	voting in person at the meeting.

What happens if my shares are held under the name of a brokerage firm?

If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority under New York Stock Exchange rules to vote customers’ unvoted shares on certain “routine” matters, including the election of directors and approval of the employee stock purchase plan. If you do not vote your proxy, your brokerage firm may either:

•	vote your shares on routine matters; or

•	leave your shares unvoted.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the meeting. You may have granted to your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your stockbroker.

Who will count the vote?

An employee of First American will serve as the inspector of elections and count the votes.

What does it mean if I get more than one proxy card?

It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

What constitutes a “quorum?”

A “quorum” refers to the number of shares that must be represented at a meeting in order to lawfully conduct business. A majority of the outstanding common shares entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the meeting. Abstentions and broker nonvotes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but will not otherwise affect proposals voted upon. Without a quorum, no business may be transacted at the annual meeting. However, whether or not a quorum exists, a majority of the voting power of those present at the annual meeting may adjourn the annual meeting to another date, time and place.

What is a “broker nonvote” and how is it treated?

A “broker nonvote” occurs with respect to a proposal to be voted on if a broker or other nominee does not have the discretionary authority to vote shares and has not received voting instructions from the beneficial owners with respect to such proposal. Broker nonvotes are treated as present for purposes of establishing the presence or absence of a quorum, but will not otherwise affect the outcome of the votes on proposals acted upon at the meeting.

What percentage of stock do the directors and executive officers own?

Together, they owned approximately 6.45% of our common shares as of the record date. See pages 14 through 16 for more details.

When are shareholder proposals for our next annual meeting due in order to be included in the proxy statement?

We will consider proposals submitted by shareholders for inclusion in the proxy statement for the annual meeting to be held in 2003 if they are received no later than December 11, 2002. See pages 31 and 32 for more details.

Who is paying the cost of preparing, assembling and mailing the notice of the annual meeting of shareholders, proxy statement and form of proxy, and the solicitation of the proxies?

First American. We will also pay brokers and other nominees for the reasonable expenses of forwarding solicitation materials to their customers who own our common shares.

Who may solicit proxies?

In addition to this proxy statement, our directors, officers and other regular employees may solicit proxies. None of them will receive any additional compensation for such solicitation. Morrow & Company, Inc., 445 Park

Avenue, New York, New York 10022, has been engaged by the company to solicit proxies at an estimated cost of $6,000 plus reimbursement of reasonable expenses.

How will solicitors contact me?

People soliciting proxies may contact you in person, by mail, by telephone, by e-mail or by facsimile.

Does the board of directors have any recommendations with respect to the listed proposals?

The board of directors recommends that you vote “FOR” the slate of director candidates proposed in this proxy statement and “FOR” the proposal to amend The First American Corporation 1996 Stock Option Plan.

Who are the largest principal shareholders outside of management?

The following table lists as of the record date the persons or groups of shareholders who are known to us to be the beneficial owners of 5% or more of our common shares. The information regarding beneficial owners of 5% or more of our common shares was gathered by us from the filings made by such owners with the SEC. Shares that may be acquired within 60 days are treated as outstanding for purposes of determining the amount and percentage beneficially owned. This table does not include shares beneficially owned by our directors and officers and entities controlled by them. See the table headed “Security Ownership of Management” on pages      14 through 16 for that information.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Fidelity Management Trust Company	9,252,930	(1)	12.89%

(1)
The shares set forth in the table are held by Fidelity Management Trust Company as trustee pursuant to The First American Corporation 401(k) Savings Plan. The governing documents require the trustee to vote the shares as directed by the employees for whose benefit the shares are held. Shares for which no direction is received by the trustee from the employees are voted in the same proportions as are the shares for which directions are received. The investment options available to participants in the plan include a “Company Stock Fund,” which invests in our common shares. In addition, effective December 1, 2001, our Employee Profit Sharing and Stock Ownership Plan, which included individual accounts to which shares of our company acquired by the former trustees of that plan had been allocated (the “ESOP”), was merged into our 401(k) Savings Plan and the shares of our company held in the former plan became held by Fidelity as trustee of the merged plans. Thus, the 401(k) Savings Plan now includes ESOP accounts as well as accounts in the above-mentioned Company Stock Fund. The combined shareholdings in these two funds is what is shown in the table. The employees have the power to direct the trustee to dispose of the shares held for their benefit in the Company Stock Fund. However, the employees do not currently have the power to direct the trustee to dispose of shares held for their benefit in the ESOP accounts. The trustee’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

II.    PROPOSALS

Proposal 1

Election Of Directors

Our bylaws require that directors be elected annually and that the number of directors be not less than nine nor more than 17. By resolution, the board has fixed the number of directors at 13. The 13 persons named below are nominated for election as directors to serve until the next annual meeting or as soon thereafter as their successors are duly elected and qualified.

Votes by the company’s proxy holders will be cast in such a way as to effect the election of all nominees listed below or as many as possible under the rules of cumulative voting. Unless otherwise specified by you in your proxy card, the proxies solicited by our board will be voted “FOR” the election of these nominees. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such substitute nominee(s) as shall be designated by the board. The board presently has no knowledge that any of the nominees will be unable or unwilling to serve.

The following list provides information with respect to each person nominated and recommended to be elected by the current board. See the section entitled “Security Ownership of Management,” which begins on page 14, for information pertaining to stock ownership of the nominees. Except for Parker S. Kennedy, who is D. P. Kennedy’s son, there are no family relationships among any of the nominees for director or any of the executive officers of the company. There are no arrangements or understandings between any nominee and any other person pursuant to which any nominee was or is to be selected as a director. All of the nominees currently are directors of the company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING NOMINEES:

Name	Age	Principal Occupation(s) Since 1997 (arranged by title, company & industry)	Director Since	Directorships Held in Other Public Companies

Gary J. Beban	55	Senior Executive Managing Director CB Richard Ellis, Inc. commercial real estate services	1996	None

J. David Chatham	51	President and Chief Executive Officer Chatham Holdings Corporation real estate development and associated industries	1989	None

Hon. William G. Davis(1)	72	Counsel Torys LLP legal services	1992	Magna Entertainment Corp. and Magna International Inc.

James L. Doti	55	President and Donald Bren Distinguished Chair of Business and Economics Chapman University education	1993	Fleetwood Enterprises, Inc., Remedy Temp, Inc., and Standard Pacific Corp.

Name	Age	Principal Occupation(s) Since 1997 (arranged by title, company & industry)	Director Since		Directorships Held in Other Public Companies

Lewis W. Douglas, Jr.	77	Chairman Stanley Energy, Inc. oil exploration	1971	(2)	None

Paul B. Fay, Jr.	83	President The Fay Improvement Company financial consulting and business ventures	1967		Vestaur Securities Inc.

D. P. Kennedy	83	Chairman of the Board The First American Corporation title insurance and services, real estate information and services and consumer information and services	1956		None

Parker S. Kennedy	54	President The First American Corporation title insurance and services, real estate information and services and consumer information and services	1987		None

		Chairman of the Board (1999 to present) President (1989 – 1999) First American Title Insurance Company, a subsidiary of our company title insurance and services

Frank E. O’Bryan	68	Chairman of the Board WMC Mortgage Corporation mortgage lending	1994		None

Roslyn B. Payne	55	President Jackson Street Partners, Ltd. real estate venture capital and investments	1988		None

D. Van Skilling	68	Private Investor (1999 to present) Chairman and Chief Executive Officer (1996–1999) Experian Information Solutions, Inc. information services and solutions for direct marketing and credit industries	1998		Lamson & Sessions Co. and McData Corporation

Name	Age	Principal Occupation(s) Since 1997 (arranged by title, company & industry)	Director Since	Directorships Held in Other Public Companies

Herbert B. Tasker	65	Vice Chairman and Managing Director (1999 to present) Centre Capital Group, Inc. mortgage conduit Executive Vice President (1995 – 1999) Irwin Mortgage Corporation mortgage banker	2002	None

Virginia M. Ueberroth	62	President Ueberroth Family Foundation philanthropy	1988	None

(1)	Mr. Davis was the Premier of the Province of Ontario (Canada) from 1971 to 1985.
(2)	Mr. Douglas also was a director of the company from 1961 to 1967.

Proposal 2

Amendment of the 1996 Stock Option Plan

General

Our board of directors adopted The First American Corporation 1996 Stock Option Plan on February 21, 1996, and our shareholders approved the plan on April 24, 1996. The plan is intended to assist our company in attracting, retaining and motivating the best qualified officers and other key employees and to enhance the long-term mutuality of interest between our company’s shareholders and its officers and key employees through the grant to officers and other key employees of our company and its subsidiaries (“Employees”) of options to purchase common shares of our company, par value $1 per share (the “Stock”). The principal features of the plan are summarized below, but such summary is qualified in its entirety by reference to the full text of the plan, a copy of which will be furnished to shareholders without charge upon request in writing to the secretary of our company at our address indicated on the first page of this proxy statement.

Under the plan, the compensation committee of our board of directors may grant stock options to Employees. There are currently approximately 1,500 Employees who are potentially eligible to participate under the plan. The number of grantees selected to participate may vary from year to year. Although the compensation committee has previously granted options to purchase Stock to Employees under the plan, the compensation committee has not identified specific individuals who will be receiving a grant of options under the plan in the immediate future and therefore it is not possible at this time to determine the benefits that may be provided to the company’s executive officers and other Employees.

Originally, the maximum number of common shares of the company that could be subject to options outstanding at any time under the plan was 1,250,000. That number was adjusted by the compensation committee to 1,875,000, to account for the “three-for-two” stock split that occurred in January 1998. On April 23, 1998, the shareholders of the company approved an increase of 1,000,000 shares which had been recommended by our board of directors, bringing the total number of shares that could be subject to options under the plan to 2,875,000. That number was later adjusted by the compensation committee to 8,625,000, to account for the “three-for-one” stock split that occurred in July 1998. If there is a further stock split, stock dividend, recapitalization, or other relevant change affecting the company’s common shares, appropriate adjustments may be made by the compensation committee in the number of shares that may be issued in the future and in the numbers of shares and option exercise prices under all outstanding grants made before such event. On April 22, 1999, the shareholders approved an increase of 3,000,000 shares which had been recommended by our board of directors, bringing the total number of shares that could be subject to options to 11,625,000. If shares under a grant are not issued, those shares will again be available for inclusion in future grants. No more that 15% of the common shares authorized under the plan may be issued to an individual Employee.

The Proposed Amendment

If the proposed increase in the number of shares that may be issued under the plan is approved by our shareholders, Section 5.1 of the plan will be amended to read as follows:

“Number.    Subject to the provisions of Section 5.3, the number of shares of Stock subject to Options under the plan may not exceed 14,625,000 shares. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose.”

Reason for the Amendment

As discussed above, the aggregate number of common shares that may presently be issued under the plan is 11,625,000. Of that aggregate number 10,778,175 shares have been issued pursuant to exercise of, or remain subject to, options previously awarded under the plan. The proposed increase in the number of shares that may be issued under the plan would enable our company to award options to a broader group of officers and key employees than would otherwise be feasible given the limited number of shares remaining available for grant under the plan, which amount, in the opinion of the compensation committee, is insufficient to continue to meet the goals of the plan outlined above.

Other Stock Option Plans

Our company maintains three stock option plans in addition to the one discribed above:

In May 2001, in connection with our purchase of Credit Management Solutions, Inc., which is now named First American Credit Management Solutions, Inc. (“CMSI”), our company adjusted the outstanding CMSI stock options to substitute common shares of our company for the shares of CMSI that were issuable upon exercise of those options. As of March 29, 2002, 602,625 common shares of our company were issuable pursuant to exercise of the remaining outstanding adjusted CMSI options.

In May 1999, in connection with our company’s business combination with National Information Group (“NAIG”), which was accounted for under the pooling-of-interests method of accounting, our company adjusted the outstanding NAIG stock options to substitute common shares of our company for the shares of NAIG that were issuable upon exercise of those options. As of March 29, 2002, 72,293 common shares of our company were issuable pursuant to exercise of the remaining outstanding adjusted NAIG options.

In April 1997, our shareholders approved The First American Corporation 1997 Directors’ Stock Plan, which, after adjusting for the “three-for-two” and “three-for-one” stock splits that occurred during January and July 1998, respectively, authorizes issuance of up to 1,800,000 common shares of our company pursuant to (i) options granted by the compensation committee of our board to our nonemployee directors and (ii) annual elections by those of our nonemployee directors who elect to receive shares in lieu of cash compensation that would otherwise be payable for their services as directors. As of March 29, 2002, a total of 86,756 shares have been issued pursuant to exercise of such options and such elections to receive compensation in the form of common shares, and 191,000 shares remain subject to options awarded under that plan.

The NAIG, CMSI and Directors’ stock option plans are separate and distinct from the company’s 1996 Stock Option Plan. Accordingly, the common shares of the company that are issuable pursuant to those three plans are not included among the number of shares that may be issued under the 1996 Stock Option Plan.

Grants Under the Plan

The compensation committee may grant to Employees nonqualified stock options and stock options qualifying as incentive stock options under the U.S. Internal Revenue Code of 1986, as amended. The exercise price of either a nonqualified stock option or an incentive stock option will be no less than the fair market value of our common shares on the date of grant. The fair market value of the common shares of our company on

March 28, 2002, was $21.28 per share. To exercise an option, an Employee may pay the exercise price in cash or, if permitted by the compensation committee, by delivering previously acquired common shares of our company or a combination of such shares and cash.

The term of each option will be fixed by the compensation committee but may not exceed ten years from the date of grant. The compensation committee will determine the time or times when each option may be exercised. Options may be exercisable in installments, and the exercisability of options may be accelerated by the compensation committee.

In the event of termination of employment by reason of long-term disability or death, any option held by the Employee may thereafter be exercised in full for a period of one year. In the event of an Employee’s termination of employment for “cause” (as defined in the plan), any options held by him will be forfeited. In the event of an Employee’s termination of employment by reason of “retirement” (as defined in the plan), any options held by him will be exercisable, to the extent exercisable at the date of termination, for a period of 90 days. In the event of an Employee’s termination of employment for any reason other than retirement, disability, death or cause, any options held by him will be exercisable, to the extent exercisable at the date of termination, for a period of five days. Notwithstanding the above, no option shall be exercisable following the stated term of such option.

The plan provides that, in the event of a “Change in Control” (as defined in the plan), each outstanding option shall become fully exercisable.

Options awarded under the plan are not transferable except by will or the laws of descent and distribution and may be exercised only by the grantee during his lifetime. Our board may terminate or suspend the plan at any time but such termination or suspension will not affect any stock options then outstanding under the plan. Unless earlier terminated by action of our board, the plan will continue in effect until February 21, 2006, but options granted prior to that date will continue in effect until they expire in accordance with their terms. Our board may also amend the plan in any respect. It is presently intended that all material amendments to the plan will be submitted to the shareholders for their approval to the extent required by Rule 16b-3 promulgated by the SEC under the Exchange Act, or the federal tax laws applicable to incentive stock options. The compensation committee may amend the term of any option theretofore granted, retroactively or prospectively, but no such amendment will adversely affect the option without the holder’s consent.

Certain Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences to our company and participants in the plan based on federal income tax laws currently in effect. This summary is not intended to cover all tax consequences that may apply to such participants or to our company, such as those under applicable state, local or foreign tax laws.

An individual will not recognize income upon the grant of a nonqualified stock option. The individual will generally recognize ordinary income upon the exercise of a nonqualified stock option, in which event our company will receive a tax deduction equal to the amount of income recognized, provided that any applicable tax reporting requirements are satisfied. The amount of such ordinary income and deduction is generally the excess, if any, of the fair market value on the exercise date of the common shares acquired over the aggregate exercise price paid. Any ordinary income recognized by an individual upon the exercise of a nonqualified option will increase his tax basis for the shares received. Upon a subsequent sale or exchange of such shares, the individual will recognize capital gain or loss to the extent of the difference between the selling price of such shares and his tax basis in such shares.

An individual generally will not recognize income upon either the grant of an incentive stock option or upon the exercise of the incentive stock option (but such exercise is not exempt from the alternative minimum tax). The individual will recognize gain or loss, depending on his basis in the stock (which is generally equal to the exercise price paid for the shares), upon the sale or other disposition of the common shares acquired upon exercise. If certain statutory holding periods are met and the individual has been an employee of the company at all times from the grant of the incentive stock option to the day three months before such exercise (or twelve months in the case of termination of employment due to disability), such gain or loss will be long-term capital gain or loss and the company will not be entitled to any federal income tax deduction. If the holding periods are not met, the individual will generally be required to report as ordinary income for the year in which such sale or disposition occurred the excess, with certain adjustments, of the fair market value of the underlying shares on the date of exercise of the incentive stock option over the exercise price thereof. The company will be entitled to a tax deduction equal to the amount of ordinary income so reported by such individual.

Under Section 162(m) of the Code, the company may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to the chief executive officer of the company or any one of the other four highest paid executive officers who are employed by the company on the last day of the taxable year. However, certain “performance-based compensation,” the material terms of which are disclosed to and approved by the company's shareholders, is not subject to this deduction limitation. Our company has structured the plan with the intention that compensation resulting from options granted under the plan would be qualified performance-based compensation and deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code.

Under certain circumstances, accelerated vesting or exercise of options under the plan in connection with a “Change in Control” of our company might be deemed to be an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent it is so considered, the individual would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and our company would be denied a tax deduction for the excess parachute payment.

Unless otherwise specified by you in your proxy card, the proxies solicited by our board will be voted “FOR” the approval of the amendment of the 1996 Stock Option Plan.

FOR THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL FOR AMENDMENT OF THE 1996 STOCK OPTION PLAN.

III.     REQUIRED INFORMATION

Security Ownership of Management

The following table sets forth as of the record date the total number of our common shares beneficially owned and the percentage of the outstanding shares so owned by:

•	each director (and each nominee for director);

•	each named executive officer; and

•	all directors and executive officers as a group.

Unless otherwise indicated in the notes following the table, the shareholders listed in the table are the beneficial owners of the listed shares with sole voting and investment power (or, in the case of individual shareholders, shared power with such individual’s spouse) over the shares listed. Shares subject to rights exercisable within 60 days after the record date are treated as outstanding when determining the amount and percentage beneficially owned by a person or entity.

Shareholders(1)	Number of Common shares	Percent if greater than 1%
Directors
Gary J. Beban	20,971	—
J. David Chatham	29,257	—
Hon. William G. Davis	20,700	—
James L. Doti	27,228	—
Lewis W. Douglas, Jr.	36,421	—
Paul B. Fay, Jr.	94,873	—
D. P. Kennedy(2)(3)	113,912	—
Parker S. Kennedy(2)(3)	3,478,325	4.85%
Frank E. O’Bryan	32,327	—
Roslyn B. Payne(4)	81,630	—
D. Van Skilling(5)	21,480	—
Herbert B. Tasker	12,160	—
Virginia M. Ueberroth(6)	93,673	—

Named executive officers who are not directors
Thomas A. Klemens(3)	178,516	—
Craig I. DeRoy	104,821	—
Gary L. Kermott	115,858	—
All directors, all named executive officers and other executive officers as a group (19 persons)	4,622,322	6.45%

(1)
Of the shares set forth in the table, the following shares are allocated to the individual employee stock ownership sub-accounts of the following individuals under the “ESOP” portion of the company’s 401(k) Savings Plan:

Individual	Shares
D. P. Kennedy	441
Parker S. Kennedy	8,354
Thomas A. Klemens	2,523
Craig I. DeRoy	135
Gary L. Kermott	3,510

These individuals can direct the ESOP trustee to vote their ESOP shares. However, these individuals do not currently have dispositive power over their ESOP shares. The ESOP shares are held by Fidelity Management Trust Company as trustee of our 401(k) Savings Plan.

The shares set forth in the table include those that the following individuals have the right to acquire within 60 days of March 29, 2002, the record date for this meeting:

Individual	Shares
Gary J. Beban	15,500
J. David Chatham	13,500
Hon. William G. Davis	20,250
James L. Doti	20,250
Lewis W. Douglas, Jr.	20,250
Paul B. Fay, Jr.	20,250
D. P. Kennedy	102,000
Parker S. Kennedy	160,500
Frank E. O’Bryan	20,250
Roslyn B. Payne	20,250
D. Van Skilling	13,500
Herbert B. Tasker	6,750
Virginia M. Ueberroth	20,250

Thomas A. Klemens	93,000
Craig I. DeRoy	100,500
Gary L. Kermott	52,500

(2)
Of the shares credited to Parker S. Kennedy, president of First American, 10,000 shares are owned directly and 3,299,349 shares are held by Kennedy Enterprises, L.P., a California limited partnership of which Parker S. Kennedy is the sole general partner and D. P. Kennedy, Parker S. Kennedy’s father, is one of the limited partners. The limited partnership agreement pursuant to which the partnership was formed provides that the general partner has all powers of a general partner as provided in the California Uniform Limited Partnership Act, provided that the general partner is not permitted to cause the partnership to sell, exchange or hypothecate any of its shares of stock of First American without the prior written consent of all of the limited partners. Of the shares held by the partnership, 459,022 are allocated to the capital accounts of Parker S. Kennedy and 2,001,950 are allocated to the capital account of D. P. Kennedy. The balance of the shares held by the partnership is allocated to the capital accounts of the other limited partners, who are family members of the Kennedys. Except to the extent of his voting power over the shares allocated to the capital accounts of the limited partners, Parker S. Kennedy disclaims beneficial ownership of all shares held by the partnership other than those allocated to his own capital accounts.

(3)
In addition to the shares set forth in the table, 406,215 are held in trust under our pension plan as part of the diversified investment of the trust’s assets. D. P. Kennedy, Parker S. Kennedy, Thomas A. Klemens and Mark R Arnesen, executive officers of the company, serve on a committee of four persons, the majority of which may, under the terms of the trust agreement governing the trust, and subject to applicable law, direct the disposition of the securities held as trust assets. In accordance with California law, those shares are not voted.

(4)
Includes 7,500 shares held by a nonprofit corporation for which Mrs. Payne and her spouse serve as officers and directors. In her capacity as an officer of that corporation, Mrs. Payne has the power, as do certain other officers, to direct the voting and disposition of the shares.

(5)
Includes 1,100 shares held by a nonprofit corporation for which Mr. Skilling serves as a director and officer. In his capacity as an officer, Mr. Skilling has the power, acting alone, to direct the voting and disposition of the shares.

(6)
The shares set forth in the table include 5,000 shares held by a nonprofit corporation whose six-member board of directors is composed of Mrs. Ueberroth and her husband and children. In her capacity as an officer of that corporation, Mrs. Ueberroth has the power, as do certain other officers, to direct the voting and disposition of the shares.

Board and Committee Meetings

Our board of directors held ten meetings during 2001. Each director attended 75% or more of the meetings of the board and the board committees on which the director served, if any. From time to time, our board may act by unanimous written consent as permitted by the laws of the State of California.

Our board of directors has an audit committee. The members of the audit committee are Messrs. Chatham (chairman), Doti, Fay, O’Bryan, and Mrs. Ueberroth. The functions performed by this committee include selecting our independent auditor, directing and supervising investigations into matters within the scope of its duties, reviewing with the independent auditor the plan and results of its audit, reviewing internal auditing procedures and results, and determining the nature of other services to be performed by, and fees to be paid to, the independent auditor. During 2001, our audit committee met four times.

Our board of directors also has a compensation committee. The members of the compensation committee are Messrs. Beban, Chatham, Davis, Doti, Douglas (chairman) and Fay. This committee establishes compensation rates and procedures with respect to our senior management and the senior management of our subsidiaries, including bonus awards. During 2001, our compensation committee met twice.

Executive Officers

The following provides information regarding our executive officers.

Name	Position(s) Held	Age
D. P. Kennedy	Chairman of the Board	83
Parker S. Kennedy	President	54
Thomas A. Klemens	Senior Executive Vice President, Chief Financial Officer	51
Craig I. DeRoy	Senior Executive Vice President, General Counsel	49
Curt A. Caspersen	Executive Vice President	43
John M. Hollenbeck	Executive Vice President	40
Gary L. Kermott	Executive Vice President	48
Mark R Arnesen	Vice President, Secretary, Corporate Counsel	49

All officers of the company are appointed annually by the board of directors subsequent to its election.

•
D. P. Kennedy has been our chairman since 1993, and served as our president from 1963 to 1993. He also serves as the vice chairman and director of First American Title Insurance Company, a subsidiary of our company.

•
Parker S. Kennedy, who is D. P. Kennedy’s son, has been our president since 1993, and served as our executive vice president from 1986 to 1993. He has been employed by our subsidiary, First American Title Insurance Company, since 1977 and became a vice president of that company in 1979 and a director in 1981. During 1983, he was appointed executive vice president of First American Title Insurance Company, and in 1989 was appointed its president. He now serves as its chairman, a position to which he was appointed in 1999.

•
Thomas A. Klemens was named senior executive vice president of our company this year and continues to serve as our chief financial officer, a position he has held since 1993. Mr. Klemens was our executive vice president from 1996 to 2002, served as our vice president from 1993 to 1996, and served as our principal accounting officer from 1992 to 1993. First American Title Insurance Company has employed Mr. Klemens as vice president since 1985, as controller from 1985 to 1993 and as chief financial officer from 1993 to 1998. Mr. Klemens has been a director of First American Title Insurance Company since 1994.

•
Craig I. DeRoy was named senior executive vice president of our company this year and continues to serve as our general counsel, a position he has held since 1993. Mr. DeRoy was our executive vice president from 1996 to 2002, and served as our vice president from 1993 to 1996. He also serves as vice president of First American Title Insurance Company, a position he has held since 1993. From 1993 to 1998, he also served as general counsel of First American Title Insurance Company. Mr. DeRoy was appointed a director of First American Title Insurance Company last year.

•
Curt A. Caspersen was named executive vice president of our company in 2000. He has been executive vice president of our subsidiary, First American Real Estate Information Services, Inc., since 1996 and vice president of First American Title Insurance Company since 1993.

•
John M. Hollenbeck was named executive vice president of our company in 2000. He has been vice president of our subsidiary, First American Title Insurance Company, since 1989, and has been employed by that company since 1980.

•
Gary L. Kermott has been executive vice president of our company since 1999 and president of First American Title Insurance Company since 1999, and was the latter’s executive vice president from 1996 to 1999 and its chief operating officer from 1997 until becoming president. He has been with our company or a subsidiary in various capacities since 1983.

•
Mark R Arnesen has been vice president, secretary and corporate counsel of our company and of First American Title Insurance Company since 1992. He has been vice president of First American Title Insurance Company since 1989, and has served that company in various capacities since 1979.

Executive Compensation

The table below describes the compensation paid, earned and awarded for the last three years to our chief executive officer and four other most highly compensated executive officers who were serving at the end of 2001 for all services rendered to our company and its subsidiaries. We sometimes refer to these people in this proxy statement as our “named executive officers.” All share amounts have been adjusted to reflect the three-for-two stock split that occurred on January 15, 1998, and the three-for-one stock split that occurred on July 17, 1998.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary(1)		Bonus(2)	Other Annual Compensation(3)	Securities Underlying Options	All Other Compensation(4)
D. P. Kennedy	2001	$376,400	(5)	$425,000	—	10,000	$187,797	(6)
Chairman	2000	330,900	(5)	150,000	—	20,000	184,174	(6)
	1999	301,900	(5)	-0-	—	—	205,090	(6)

Parker S. Kennedy	2001	500,904		850,000	—	40,000	5,626
President	2000	455,172		300,000	—	80,000	3,586
	1999	430,920		-0-	—	—	4,036

Thomas A. Klemens	2001	400,224	(7)	700,000	—	25,000	5,626
Senior Executive Vice President,	2000	342,720	(7)	250,000	—	50,000	3,578
Chief Financial Officer	1999	287,720	(7)	200,000	—	—	3,874

Craig I. DeRoy	2001	390,924		700,000	—	25,000	5,530
Senior Executive Vice President,	2000	333,920		250,000	—	50,000	3,490
General Counsel	1999	280,920		200,000	—	—	3,874

Gary L. Kermott(8)	2001	391,091	(8)	700,000	—	25,000	5,530
Executive Vice President	2000	325,877	(8)	250,000	—	50,000	3,490
	1999	251,940	(8)	200,000	—	—	3,874

(1)	Includes, in addition to regular salary, a fee of $150 for each meeting of the board of directors attended by the named executive officer during the years covered in the table.

(2)
Consists of cash bonuses and the dollar value of noncash (stock) bonuses. Officers of our company and its subsidiaries are eligible for such bonuses. Bonuses are awarded during the year following the fiscal year to which the bonus relates. Bonus awards are based on an evaluation by the compensation committee of the performance of the individual and our company during the preceding fiscal year. None of the officers of our company was awarded a stock bonus with respect to services rendered during the years covered in the summary compensation table. For services rendered during 1998, 508 individuals were awarded stock bonuses aggregating 147,341 common shares pursuant to our stock bonus plan. The following table sets forth the cash bonus awards and the amount and value of the stock bonus awards received by the named executive officers for services rendered during the three years included in the summary compensation table.

Name	Year	Cash Bonus	Stock Bonus (# of shares)	Fair Market Value of Award on Date of Award
D. P. Kennedy	2001	$425,000	-0-	n/a
	2000	150,000	-0-	n/a
	1999	-0-	-0-	n/a

Parker S. Kennedy	2001	850,000	-0-	n/a
	2000	300,000	-0-	n/a
	1999	-0-	-0-	n/a

Thomas A. Klemens	2001	700,000	-0-	n/a
	2000	250,000	-0-	n/a
	1999	200,000	-0-	n/a

Craig I. DeRoy	2001	700,000	-0-	n/a
	2000	250,000	-0-	n/a
	1999	200,000	-0-	n/a

Gary L. Kermott	2001	700,000	-0-	n/a
	2000	250,000	-0-	n/a
	1999	200,000	-0-	n/a

(3)
In the interest of retaining our named executive officers, we and our subsidiaries may have paid or provided certain incidental perquisites and other personal benefits to the named executive officers. However, the expenses incurred by us and our subsidiaries in providing such perquisites and benefits to the named executive officers did not, for any fiscal year covered, exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for such year for any of the named executive officers. In accordance with the rules of the SEC, the amounts of such perquisites and benefits are not included in the summary compensation table.

(4)
Consists of the matching contributions made to the named executive officer’s account in our 401(k) Savings Plan during, or with respect to, the covered fiscal year, plus the dollar value of insurance premiums paid by, or on behalf of, us during the covered fiscal year with respect to term life insurance for the benefit of such officer.

(5)
The compensation shown in the “Salary” column of the table includes fees totaling $1,400 and $1,000, which were earned by D. P. Kennedy for services he rendered as a director of our subsidiaries during 2001 and 1999, respectively. Mr. Kennedy did not earn such fees during 2000.

(6)
The amounts shown in the last column of the summary compensation table include, for each fiscal year covered, the distributions made to D. P. Kennedy from our pension plan, which were required to be made under provisions of the federal tax laws. For further information, please refer to the section entitled “Pension Plan” below. The compensation shown also includes cash and the value of stock, aggregating $78,456, $83,273 and $95,480, distributed to Mr. Kennedy during 2001, 2000 and 1999, respectively, from his account in our profit sharing plan attributable to contributions made by us and our participating subsidiaries in years prior to those covered in the table and earnings on those contributions. These distributions were required to be made under provisions of the federal tax laws.

(7)
The compensation shown in the “Salary” column of the table includes fees totaling $9,300, $8,800 and $6,800 for 2001, 2000 and 1999, respectively, which were earned by Mr. Klemens for services he rendered as a director of our subsidiaries during those years.

(8)
The compensation shown in the “Salary” column of the table includes fees totaling $1,000, $2,700 and $1,000, which were earned by Mr. Kermott for services he rendered as a director of our subsidiaries during 2001, 2000 and 1999, respectively.

Stock Option Grants and Exercises

The following tables provide information with respect to stock options granted to, and exercised and held by, each of the executive officers named in the summary compensation table for fiscal year 2001. All share amounts, values and exercise prices have been adjusted to reflect the three-for-two stock split that occurred on January 15, 1998, and the three-for-one stock split that occurred on July 17, 1998.

Option Grants Table

	Individual Grants (1)
	Number of Securities Underlying Options Granted (# of shares)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5% ($)	10% ($)
D. P. Kennedy	10,000	2.65%	18.08	12/13/11	113,704	288,149
Parker S. Kennedy	40,000	10.60%	18.08	12/13/11	454,817	1,152,595
Thomas A. Klemens	25,000	6.63%	18.08	12/13/11	284,260	720,372
Craig I. DeRoy	25,000	6.63%	18.08	12/13/11	284,260	720,372
Gary L. Kermott	25,000	6.63%	18.08	12/13/11	284,260	720,372

(1)	Each of the options disclosed in the table is exercisable in 20% equal annual increments commencing December 13, 2002, the first anniversary date of the grant.

(2)
Section 4.2 of the plan pursuant to which the options disclosed in the table were awarded allows the compensation committee discretion to exchange outstanding options for new, lower-priced options, provided that the lower exercise price is not less than the “fair market value,” as defined in the plan, of the shares at the time such new options are granted.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

	Number of Shares Acquired on Exercise	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(1)		Value of Unexercised In-The-Money Options at Fiscal Year-End($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
D. P. Kennedy	—	—	94,000	38,000	955,290	70,520
Parker S. Kennedy	—	—	146,500	116,000	1,531,595	282,080
Thomas A. Klemens	12,000	144,432	94,000	77,000	900,986	176,300
Craig I. DeRoy	1,000	15,556	89,500	77,000	842,279	176,300
Gary L. Kermott	33,894	952,633	41,500	77,000	216,071	176,300

(1)	Each of the options disclosed in the table is exercisable in 20% equal annual increments commencing on the first anniversary date of the grant.

(2)
The value of each unexercised option is based on the difference between the closing price of our common shares on the New York Stock Exchange on December 31, 2001, which was $18.74, and the adjusted exercise price of such option.

Pension Plan

Annual Pension Benefits

Remuneration (Final Average Pay)(1)	Years of Benefit Service
	5	10	20	30	40	50
$100,000	$4,850	$10,450	$22,650	$34,850	$47,050	$59,250
125,000	6,100	13,138	28,463	43,788	59,113	74,438
150,000	7,350	15,825	34,275	52,725	71,175	89,625
175,000	8,600	18,513	40,088	61,663	83,238	104,813
200,000	9,850	21,200	45,900	70,600	95,300	120,000
225,000	11,100	23,888	51,713	79,538	107,363	135,188
250,000	12,350	26,575	57,525	88,475	119,425	150,375
275,000 or more	13,600	29,263	63,338	97,413	131,488	165,563

(1)	Final average pay is defined as the highest consecutive five-year average “pay,” as defined in the plan, during the last 10 years of employment, using only pay earned on or before December 31, 2001.

The above table sets forth estimated annual benefits upon retirement (assuming such benefits will be paid in the form of a life annuity) at various compensation levels and years of service under our pension plans. Subject to certain conditions of age and tenure, all regular employees of the company and participating subsidiaries were eligible to join our qualified pension plan until December 31, 2001. No employees are eligible to join the pension plan after that date.

In order to participate, during plan years ending on or prior to December 31, 1994, an employee was required to contribute 1½% of pay (i.e., salary, plus cash bonuses, commissions and other pay) to the plan. As a result of amendments to the pension plan that were adopted in 1994, during plan years commencing after December 31, 1994, an employee was not required to contribute to the plan in order to participate. As a result of further amendments, which were adopted in 2000, the pension plan will not accept new participants after December 31, 2001.

A participant generally vests in his accrued benefit attributable to the company’s contributions upon the completion of three years of service or, if earlier, the attainment of normal retirement age while an employee. Normal retirement age is defined under the plan as the later of the employee’s attainment of age 65 or his third anniversary of participation in the plan.

Upon retirement at normal retirement age, an employee receives full monthly benefits which are equal, when calculated as a life annuity:

•
for years of credited service with the company and its subsidiaries as of December 31, 1994, to 1% of the first $1,000 and 1¼% of remaining final average pay (i.e., the average of the monthly “pay,” as defined above, during the five highest paid consecutive calendar years out of the last 10 years prior to retirement) times the number of years of credited service as of December 31, 1994; and

•
for years of credited service with the company and its subsidiaries after December 31, 1994, to ¾% of the first $1,000 and 1% of the remaining final average pay times the number of years of credited service subsequent to December 31, 1994.

•	Effective December 31, 2000, our pension plan was amended to exclude from the calculation of benefits (i) any pay earned after December 31, 2001, and (ii) any service earned after December 31, 2005.

An employee with at least three years of participation in the plan may elect to retire after attaining age 55, but prior to age 65, and receive reduced benefits.

We fund the plan based on actuarial determinations of the amount required to provide the stated benefits. The table is based on retirement at age 65 or later, with contributions having been made by the employee in each year of credited service prior to 1995. The benefits are not subject to deduction for Social Security payments or any other offsets. Currently, D. P. Kennedy, Parker S. Kennedy, Thomas A. Klemens, Craig I. DeRoy and Gary L. Kermott have 53, 25, 16, 8 and 19 years, respectively, of credited service.

The compensation levels shown in the table are less than those set forth in the summary compensation table because the federal tax law limits the maximum amount of pay that may be considered in determining benefits under the tax-qualified pension plan, and our pension restoration plan, which is described below, does not make up for these limits for pay exceeding $275,000. The limit on pay that could be recognized by tax-qualified retirement plans was $200,000 in 1989. This amount was adjusted for inflation for each year through 1993, when the limit was $235,840. In 1993, this limit was decreased to $150,000 for plan years beginning in 1994. The $150,000 limit has been adjusted for inflation and was increased to $160,000 as of January 1, 1997, and to $170,000 as of January 1, 2000. The highest final average pay that could be considered in determining benefits accruing under the pension plan before 1994 is $219,224, and since our pension plan does not consider pay earned after December 31, 2001, the highest final average pay that can be considered in determining benefits accruing after 1993 is $164,000.

During 1996, we adopted our pension restoration plan. This plan is an unfunded, nonqualified plan designed to make up for the benefit accruals that are restricted by the indexed $150,000 pay limit. However, in order to limit its expense, the pension restoration plan does not make up for benefit accruals on compensation exceeding $275,000. The pension restoration plan also makes up for benefits that cannot be paid from our pension plan because of limitations imposed by the federal tax laws. Vesting of benefits payable to an employee under our pension restoration plan occurs at the same time that vesting occurs for that employee in his or her pension plan benefits. The pension restoration plan is effective as of January 1, 1994, but only covers selected pension plan participants who were employees on that date. As noted above, January 1, 1994, is the date as of which the pay limit for the pension plan was reduced from $235,840 to $150,000. The pension restoration plan excludes pay earned after December 31, 2001, as does the pension plan.

Pursuant to the provisions of the federal tax laws, during 2001, 2000 and 1999, respectively, mandatory distributions totaling $103,548, $97,146 and $105,371 were made to D. P. Kennedy from the pension plan. These amounts are included in the last column of the summary compensation table.

Supplemental Benefit Plan

We maintain an executive supplemental benefit plan which we believe assists us in attracting and retaining highly qualified individuals for upper management positions. The plan provides retirement benefits for, and preretirement death benefits with respect to, certain key management personnel selected by our board of directors. Under the plan, upon retirement at normal retirement date (the later of age 65 or, unless waived by our board of directors, completion of 10 years of service), a participant receives a joint life and 50% survivor annuity benefit equal to 35% of “final average compensation.” “Final average compensation” is the average annual compensation, composed of base salary, plus cash and stock bonuses, for those three calendar years out of the last 10 years of employment preceding retirement in which such compensation is the highest.

The benefit is reduced by 5% for each year prior to normal retirement date in which retirement occurs and, until age 70, increased by 5% (compounded in order to approximate the annuitized value of the benefit had retirement occurred at age 65) for each year after such date in which retirement occurs. With respect to such postponed retirement, the plan takes into account covered compensation received until age 70, so that the retirement benefit of an executive who retires after normal retirement date is determined as the greater of the annuitized benefit or the benefit calculated using final average compensation until age 70.

To be eligible to receive benefits under the plan, a participant must be at least age 55, have been one of our employees, or an employee of one of our subsidiaries, for at least 10 years and, unless waived by our board of directors, covered by the plan for at least five years. A preretirement death benefit is provided consisting of 10 annual payments, each of which equals 50% of final average compensation. Vesting of rights under the plan is accelerated in the event of a “change in control” (as defined in the plan) of our company.

Currently 50 employees, including D. P. Kennedy, Parker S. Kennedy, Thomas A. Klemens, Craig I. DeRoy and Gary L. Kermott, have been selected to participate in the plan. The annual benefit payable under the plan to D. P. Kennedy in the event of his retirement is $108,936. The estimated annual benefits payable under the plan to Parker S. Kennedy, Thomas A. Klemens, Craig I. DeRoy and Gary L Kermott upon retirement at normal retirement age, assuming compound annual increases of 5.0% in the relevant portions of compensation shown above in the summary compensation table, are $427,313, $410,152, $452,192 and $480,123, respectively.

The plan is unfunded. We purchase insurance, of which we are the owner and beneficiary, on the lives of the plan participants. This insurance is designed to recover, over the life of the plan, our costs incurred with respect to the plan.

Deferred Compensation Plan

Our deferred compensation plan offers to a select group of management and highly compensated employees the opportunity to elect to defer portions of salary, commissions and bonuses. A committee appointed by our board is responsible for administering the plan, which became effective January 1, 1998. We maintain a deferral account for each participating employee on a fully vested basis for all deferrals. Participants can choose to receive cash benefits in one lump sum or in quarterly payments upon termination of employment or death.

Change of Control Arrangements

Our supplemental benefit plans and all of our stock option plans (unless our board directs otherwise with respect to our 1997 directors’ stock option plan) call for accelerated vesting of all benefits and options in the event of a change in control of the company. In addition, as part of our efforts to retain key employees, effective November 12, 1999, we entered into agreements with each of the named executive officers and other designated employees to provide for certain benefits in the event they are terminated within three years after a change in control occurs. A “change in control” means any one of the following:

•	a merger or consolidation in which our shareholders end up owning less than 50% of the voting securities of the surviving entity;

•	the sale, transfer or other disposition of all or substantially all of our assets or the complete liquidation or dissolution of the company;

•	a change in the composition of our board over a two-year period without the consent of a majority of the directors in office at the beginning of the two-year period; or

•	the acquisition or accumulation by certain persons of at least 25% of our voting securities.

If termination of employment occurs without cause or if the employee terminates employment for “good cause,” we will pay the following benefits in one lump sum within 10 business days:

•	the employee’s base salary through and including the date of termination and any accrued but unpaid bonus;

•	a portion of the employee’s annual bonus prorated through the date of termination;

•	any compensation previously deferred by the employee (other than pursuant to a tax-qualified plan) together with any interest and earnings;

•	accrued and unpaid vacation pay;

•	unreimbursed business expenses;

•	three times the employee’s annual salary in effect immediately prior to the date of termination; and

•
three times the greater of the employee’s highest annual incentive bonus (including cash and stock) during the preceding four fiscal years or the employee’s anticipated bonus for the remainder of the year.

We will also continue to pay the health and welfare benefits for the employee and dependents that were in place immediately prior to the termination for a 24-month period following the date of termination. All cash payments will be on an “after-tax basis” so that the employee will receive benefits without being reduced to pay any excise tax. The change-in-control agreements have an initial term of three years and will be automatically extended for additional one-year periods unless our board or the employee with whom the agreement is entered into gives notice not to extend. In addition, if the employee terminates employment for any reason during the 30-day period following the one-year anniversary of the change of control, the employee will receive all of the benefits described above, except that the multiple of annual salary and bonus would be reduced from three to two.

Directors’ Compensation

Each director who is not one of our employees, or an employee of a subsidiary, receives annual compensation of $20,000, a fee of $1,000 for attending each meeting of the board of directors and $500 for attending each committee meeting. Each director who is an employee receives a fee of $150 for attending each meeting of the board. Directors are reimbursed for their expenses incurred in attending meetings of the board and its committees. For fiscal year 2001, nonemployee directors were not awarded options to purchase our common shares.

Compensation Committee Interlocks and Insider Participation

During 2001, the compensation committee of our board of directors consisted of Messrs. Beban, Chatham, Davis, Doti, Douglas and Fay, all of whom are nonemployee directors. No member of the compensation committee is an executive officer or director of another entity for which any of our executive officers serves as a director or officer.

Pursuant to the SEC’s regulations, the following report of the compensation committee on executive compensation, comparative cumulative total return to shareholders graph and accompanying text, and report of the audit committee shall not be deemed to be incorporated by reference into any of our filings under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporates future Securities Act or Securities Exchange Act filings in whole or in part by reference.

Report of the Compensation Committee on Executive Compensation

Compensation Policy

The company’s compensation program, which has been endorsed by the compensation committee, is designed to enhance shareholder value by providing that a large part of the executive compensation be related to the company’s performance, as well as to the contribution of each individual officer. The company’s policy is further designed to develop and administer programs that will:

•	attract and retain key executives critical to the company’s long-term success;

•	provide median compensation levels that are competitive with others in the company’s industry;

•	motivate executives to enhance long-term shareholder value; and

•	integrate compensation programs with the company’s annual planning and measurement processes.

The annual bonus programs include a cash bonus program, as well as stock option and stock bonus plans designed to encourage and create ownership and retention of the company’s shares by its key employees.

Responsibilities of the Compensation Committee

The board of directors established the compensation committee in 1979. The committee consists of six independent directors, none of whom is a former or current officer or employee of the company or any of its subsidiaries. The committee reviews and approves the base salaries of the named executive officers of the company, as well as the annual bonus programs, incentive plans and executive benefit plans. The committee, as needed, engages compensation and benefits-consulting firms to assist in the performance of its duties. For the year 2001, the committee analyzed the reasonableness of the compensation paid to the named executive officers. In addition, the committee reviewed information on general compensation trends of related companies. For the purpose of this analysis, the committee used the group of companies whose returns to shareholders compose the peer group index shown in the performance graph below.

The committee also reviewed published compensation surveys for comparative results against First American’s compensation level. It reviewed the compensation of the company’s named executive officers for 2001 and believes that the compensation for all named executive officers is reasonable in view of the company’s performance and industry compensation levels. Measures used for determining the appropriate level of compensation for the named executive officers include competitive position, profit, profit retention (ratio of profits to revenue) and ability to select and develop executive replacement personnel.

CEO Compensation

In June 2000, the committee increased Parker S. Kennedy’s annual base salary to $500,000 from its previous level of $430,020. The committee made no increase to Mr. Kennedy’s salary for the year 2001. Mr. Kennedy’s base salary for the year 2001 was, in the opinion of the committee, within the median salary range for chief executive officers in the group of comparable companies. In determining the appropriate salary level, the committee considered the company’s market share, the company’s earnings relative to its competitors and the benefit the company derives from the retention of its chief executive officer.

Reflecting the committee’s commitment to relating a portion of each executive officer’s compensation to the annual results of the company, Parker S. Kennedy received a cash bonus of $850,000, representing 170% of his 2001 salary. This bonus was intended to reward Mr. Kennedy for his leadership for the year 2001. Mr. Kennedy also was awarded options to acquire 40,000 common shares for his performance during 2001.

Co	mpensation Committee

Le	wis W. Douglas, Jr., Chairman
Ga	ry J. Beban
J. D	avid Chatham
Ho	n. William G. Davis
Jam	es L. Doti
Pau	l B. Fay, Jr.

Comparative Cumulative Total Return To Shareholders

Since December 3, 1993, our common shares have been listed and trading on the New York Stock Exchange under the trading symbol “FAF.” Previously, our shares were traded on the national over-the-counter market and were designated and quoted on the NASDAQ National Market System under the trading symbol “FAMR.” The following graph compares the yearly percentage change in the cumulative total shareholder return on our common shares, assuming reinvestment of dividends, with the corresponding changes in the cumulative total returns of the Standard & Poor’s 500 Composite Stock Price Index, the Standard & Poor’s Financial Index and a peer group index consisting of the following eight companies, in each case assuming reinvestment of dividends:

•	Chicago Title Corp. (excluding the period following its acquisition by Fidelity National Financial, Inc., in March 2000);

•	Fidelity National Financial, Inc.;

•	LandAmerica Financial Group, Inc.;

•	Old Republic International Corp.;

•	Reliance Group Holdings, Inc. (excluding the period following sale of its title insurance business in 1998 to Lawyers Title Corp., which is part of the LandAmerica Financial Group companies);

•	Stewart Information Services Corp.;

•	Equifax Inc.; and

•	ChoicePoint Inc. (for the period following July 25, 1997, when ChoicePoint was spun off from Equifax).

The cumulative total shareholder returns of the peer group of companies have been included in the graph to provide comparisons with other publicly held companies having subsidiaries that transact the business of title insurance and/or information services on a nationwide basis.

*	Adjusted for reinvestment of dividends. Stock price performance shown is not indicative of future price performance.

**	As calculated by Bloomberg Financial Services, to include the reinvestment of dividends.

Report of the Audit Committee

The audit committee of the board of directors reviews the company’s accounting policies and financial reporting and disclosure practices, system of internal controls, audit process and the process for monitoring compliance with laws, regulations and corporate policies. The board adopted a written charter for the audit committee on May 11, 2000, a copy of which was attached to last year’s proxy statement as Appendix “A.”

The audit committee has reviewed the company’s audited consolidated financial statements and discussed them with management. The audit committee has discussed with PricewaterhouseCoopers LLP, the company’s independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended.

The audit committee received from PricewaterhouseCoopers the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. Based on the review and discussions noted above, the audit committee recommended to the board that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and be filed with the U.S. Securities and Exchange Commission.

Each of the audit committee members meets the requirement of independence established in the New York Stock Exchange Listing Standards. One member of the audit committee, Frank O’Bryan, occupies an office in the building housing the company’s executive offices, which the company owns. In lieu of paying rent for that office, Director O’Bryan makes a jet aircraft that he owns available to certain executive officers of the company for business use, for which he is reimbursed only for the expenses incurred in operating the aircraft during the time it is being used by such executives. The other members of the audit committee and the board have concluded that this relationship is not material to the company nor to Director O’Bryan and that it does not interfere with Director O’Bryan’s exercise of independent judgment.

Au	dit Committee

J. D	avid Chatham, Chairman
Jam	es L. Doti
Pau	l B. Fay, Jr.
Fra	nk O’Bryan
Vir	ginia M. Ueberroth

Section 16(a) Beneficial Ownership Reporting Compliance

Rules adopted by the SEC require our officers and directors, and persons who own more than 10% of our issued and outstanding common shares, to file reports of their ownership, and changes in ownership, of our shares with the SEC on prescribed forms. Officers, directors and greater-than-ten-percent shareholders are required by the SEC’s rules to furnish us with copies of all such forms they file with the SEC.

Based solely on the review of the copies of the forms received by us, or written representations from reporting persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, we believe that, during our fiscal year ending December 31, 2001, our officers, our directors and the greater-than-ten-percent beneficial owners that we know of complied with all such filing requirements, except for one officer. Max O. Valdes was late in reporting the shares indirectly beneficially owned by him through his account in the ESOP at the time he became an officer of our company in February 2001.

Relationship with Independent Accountants

The firm of PricewaterhouseCoopers LLP has been selected by our audit committee as independent accountants to audit our books and accounts, as well as those of our subsidiaries, for the year ending December 31, 2002. This firm has served as our independent accountants since 1954.

A representative of PricewaterhouseCoopers will be present at the meeting. The representative will have the opportunity to make any desired statement and to answer any appropriate questions by the shareholders.

Audit Fees

We incurred aggregate fees of $965,600 for the audit of our annual financial statements for the year ended December 31, 2001, and the review of our quarterly financial statements for that year by our independent accountants.

All Other Fees

In addition to the audit fees mentioned in the preceding paragraph, we incurred aggregate fees of $674,800 for audit-related services, which include audits of the statutory financial statements of certain of our subsidiaries, audits of our employee benefit plans, issuance of consents and comfort letters, SAS 70 reports and accounting consultations. We also incurred aggregate fees $406,000 for income tax compliance and related tax services, and $30,500 for due diligence work related to proposed company acquisitions. The audit committee has considered whether the provision of these services by our independent accountants is compatible with their independence and has concluded that the provision of such services does not interfere with the exercise of independent judgment by such accountants.

Shareholder Proposals

In order for a proposal by you or your fellow shareholders to be included in the proxy statement and form of proxy solicited by our board of directors for our next annual meeting of shareholders, the proposal must be received no later than December 11, 2002. This date assumes that the date of our next annual meeting will not be advanced or delayed by more than 30 calendar days from the date of the current annual meeting. If such an event occurs, we will provide you with notice in our earliest possible quarterly report on Form 10-Q of the date by which such proposals must be received in order to be included in the proxy materials.

If you or your fellow shareholders wish to submit a proposal for consideration at next year’s annual meeting without including the same in the proxy statement and form of proxy solicited by our board of directors, you should inform our secretary no later than February 24, 2003, of your intention to do so. If you wait longer, the holders of the proxies solicited by our board of directors may vote on your proposal(s) at their discretion even if they are not mentioned in the proxy statement and form of proxy solicited by our board.

Appraisal Rights

You are not entitled to appraisal rights in connection with the approval of the proposals to be voted upon at the meeting.

General Information

We will, upon the written request of any person who is a beneficial owner of our common shares on the record date for the annual meeting, furnish without charge a copy of our annual report filed with the SEC on Form 10-K for the year 2001 and will furnish, at a charge of $10, a copy of the exhibits thereto. Such request should contain a representation that the person requesting this material was a beneficial owner of our shares on the record date. Such request should be sent to the secretary at our address indicated on the first page of this proxy statement.

The board of directors is not aware of any matters to come before the meeting other than those set forth on the notice accompanying this proxy statement. If any other matters come before the meeting, the holders of the proxies will vote thereon in their discretion.

By Order of the Board of Directors
Mark R Arnesen
Secretary

Santa Ana, California
April 3, 2002

FIRST AMERICAN

The First American Corporation

1 First American Way • Santa Ana, California 92707
714-800-3000 • 800-854-3643

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ARTESIA
FRWY
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RIVERSIDE
FRWY
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FRWY
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GARDEN
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GROVE
FRWY
BRISTOL ST
MAIN ST
MESA
JAMBOREE RD
5
405
MACARTHUR
FIRST AMERICAN HOME OFFICE
1
BEACH BLVD
COSTA
55
JOHN WAYNE AIRPORT
405
JAMBOREE RD
SAN JOAQUIN HILLS TRANS CORR
133
LAGUNA CYN
73
5
1
COAST HWY
MAPLE
HALLADAY
COLUMBINE AVE
S. MAIN ST
MACARTHUR PL
FIRST AMERICAN S
IMPERIAL PROM
FIRST AMERICAN WAY
55
MACARTHUR BLVD
1 First American Way

From San Diego: Take I-5 north, transition to I-405 north to 55 north. Exit MacArthur Blvd., turn left under freeway to Imperial Prom. Right to First American Way.

From Los Angeles: Take I-5 south, transition to 55 south. Exit MacArthur Blvd., turn right on MacArthur to Imperial Prom. Right to First American Way.

From Riverside: Take 91 west, transition to 55 south. Exit MacArthur Blvd., turn right on MacArthur to Imperial Prom. Right to First American Way.

Annual Meeting of Shareholders of
The First American Corporation

Thursday, May 9, 2002
2 p.m.

At the home office of
The First American Corporation
1 First American Way, Santa Ana, California 92707

Your Vote Is Important to the Company!

Using the telephone or Internet, you can vote any time, 24 hours a day.

You can vote in one of three ways:

1.	Call toll-free 1-877-482-6133 on a touch-tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

2.	Vote online at our Internet address: www.proxyvoting.com / firstamer

3.	Mark, sign and date your proxy card and return it promptly in the enclosed postpaid envelope.

See detailed instructions on the reverse side of this form.

ê  FOLD AND DETACH HERE  ê

The First American Corporation
1 FIRST AMERICAN WAY • SANTA ANA, CALIFORNIA 92707 • 714-800-3000

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of The First American Corporation hereby appoints D. P. Kennedy, Parker S. Kennedy and Mark R Arnesen, and each of them, with power to each of substitution, to attend the annual meeting of shareholders of said corporation to be held May 9, 2002, at 2 p.m. at the home office of The First American Corporation, 1 First American Way, Santa Ana, California, and any adjournments or postponements thereof; and to vote the shares of the undersigned at such meeting with respect to (1) the election of directors and (2) the approval of the proposed amendment to The First American Corporation 1996 Stock Option Plan, as indicated on the reverse side hereof, with all powers that the undersigned would have if acting in person, including the right in their discretion to cumulate and distribute the aggregate cumulative votes in respect of such shares as they choose among those nominees as to whom the undersigned has not withheld authority; and with discretionary authority to act on such other matters as may properly come before said meeting or any adjournments or postponements thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED SPECIFICALLY ON THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF AS THERE SPECIFIED. WHERE NO SPECIFICATION IS MADE, SAID SHARES SHALL BE VOTED FOR THE PROPOSALS.

(Continued and to be signed on other side)

Online Access Is Here!
Using the telephone or Internet, you can vote any time, 24 hours a day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To vote your proxy by telephone, follow these instructions:

1.	Call toll-free 1-877-482-6133 on a touch-tone telephone

2.	Have your proxy card in hand when you call; you will be prompted to enter your 7-digit Control Number that is located below

3.	Follow the simple instructions the Vote Voice provides you

Option A:    To vote as the Board of Directors recommends on ALL proposals: Press 1

Option B:    If you choose to vote on each item separately: Press 0

To vote your proxy online, follow these instructions:

1.	Read the enclosed proxy statement and proxy card

2.	Go to the Web site www.proxyvoting.com/firstamer

3.	Enter the 7-digit Control Number located on your proxy card below

4.	Follow the instructions posted at the Web site

To vote by mail, follow these instructions:

1.	Mark, sign and date your proxy card

2.	Return your proxy card in the postpaid envelope we’ve provided or return it to First American Trust, FSB Attn: Transfer Department, 421 N. Main Street, Santa Ana, CA 92701-4617

If you vote by phone or Internet,
please do not mail your proxy card.

Thank you for voting.
Control Number

(Continued from other side)

The Board of Directors recommends a vote FOR items 1 and 2 listed below.

1.	Election of Directors FOR ❑ all nominees listed below (except as marked to the contrary below) WITHHOLD AUTHORITY ❑for all nominees listed below

(01) Gary J. Beban, (02) J. David Chatham, (03) William G. Davis, (04) James L. Doti, (05) Lewis W. Douglas, Jr., (06) Paul B. Fay, Jr., (07) D. P. Kennedy, (08) Parker S. Kennedy, (09) Frank E. O’Bryan, (10) Roslyn B. Payne, (11) D. Van Skilling, (12) Herbert B. Tasker and (13) Virginia M. Ueberroth.

(INSTRUCTION: to withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) on the line below.)

2.
Amendment of The First American Corporation 1996 Stock Option Plan to increase by 3,000,000 the number of Common shares that may be issued pursuant to stock options granted thereunder.        ❑  FOR            ❑  AGAINST             ❑  ABSTAIN

Control Number

                                                                                                                             Dated                                      , 2002
Please sign exactly as name appears on stock certificate as shown hereon.

If shares are jointly held, this proxy should be signed by each such joint owner. Executors, administrators, guardians, trustees or others signing in a fiduciary capacity should state their full title as such. A proxy executed by a corporation should be signed in its name by its president or any vice president and attested to by its secretary or an assistant secretary; if otherwise executed, please furnish proof of authority.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE.